EXHIBIT 10

                      Resolutions of the Board of Directors
                              Of Unocal Corporation
                             Adopted October 1, 2002
              Amending and Interpreting Certain Compensation Plans



RESOLVED, That the Long-Term Incentive Plan of 1998 be amended by adding the following sentence to the end of the last paragraph of Section 8c thereof:

         "However, following a Change of Control a Holder of Performance Shares shall receive not less than the number of the initial Award of Performance Shares, subject to the valuation limitation of the second paragraph of Section 8c above."

RESOLVED, That the Revised Incentive Compensation Plan is hereby amended by adding the following immediately to the end of Section 6c as follows:

         "(vi)  Change of Control:

         In the event a Holder incurs a Termination of Employment Event, as defined in the Unocal Retirement Plan, following a Change of Control, as defined in the Long Term Incentive Plan of 1998, a Restricted Stock Award shall be payable in full and distributed as soon a practicable."

RESOLVED, That following a Change of Control as defined in the Long-Term Incentive Plan of 1998, occurring on or before December 31, 2004 regarding Unocal Corporation, an employee who participates in Unocal Corporation's (including subsidiaries thereof) Financial Counseling Program and who incurs a "Termination of Employment Event", as defined in the Unocal Retirement Plan, shall continue to receive the benefits under said Program as in existence immediately prior to said Change of Control for a period of two years thereafter, or for three years if the employee is covered by a Unocal Employment Agreement with an initial term of three or more years.

RESOLVED, That the following interpretation shall apply to all outstanding stock options granted under all stock option plans of Unocal Corporation:

         A "Termination of Employment Event," as defined in the Unocal Retirement Plan, following a Change in Control, as defined in the Long-Term Incentive Plan of 1998, shall constitute a "termination at the convenience of the Company" and the option holder shall have three years thereafter to exercise vested options, subject to the maximum term of such options.